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                                                               EXHIBIT (23)(b)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Registration Statement on Form S-8 of United Bancorp, Inc. (the "Company") of our report dated January 19, 1996, on the financial statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 1995 filed pursuant to the Securities Exchange Act of 1934, as amended.



                                    /s/ Crowe, Chizek and Company LLP

                                        Crowe, Chizek and Company LLP

Grand Rapids, Michigan
May 8, 1996